                                                                     EXHIBIT 7.5

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated March 16, 1998, is given by CHRYSALIS INTERNATIONAL CORPORATION, a New Jersey corporation with its principal office located at 575 Route 28, Raritan, New Jersey (the "Company") to PANLABS INTERNATIONAL, INC., a Washington corporation, having its principal office at c/o MDS Inc., 100 International Boulevard, Etobicoke, Ontario, Canada M9W 6J6 ("PanLabs").

     Concurrently herewith, and in accordance with the terms and conditions of that Note and Warrant Purchase by and between the Company and PanLabs, dated on even date herewith (the "Purchase Agreement"), the Company is issuing a 6% Subordinated Note in the principal amount of Five Million and 00/100 Dollars ($5,000,000) (the "Note") to PanLabs.

     Unless otherwise expressly provided in this Security Agreement, all capitalized terms in this Security Agreement shall have the meanings given to them in the Purchase Agreement, and unless otherwise provided in this Security Agreement or the Purchase Agreement, all terms shall have the same meanings as given to them in the Uniform Commercial Code of the State of Delaware as amended from time to time.

     1.  Security Interest.  As security for payment of the Note and any other
         -----------------
obligations of the Company to PanLabs pursuant to and under the Note, whether now existing or hereafter created or incurred, matured or unmatured, direct or contingent, including any extensions and renewals thereof or a part thereof, together with interest and costs of enforcement and collection thereof and of this Security Agreement, including all reasonable attorneys' fees and disbursements incurred by PanLabs (collectively called the "Liabilities"), the Company hereby grants to PanLabs a security interest in all of the following properties (collectively, called the "Collateral"):

          (i) All assets and property of the Company, excepting real property but including, without limitation, all goods, tangible property, machinery, equipment, furniture, fixtures, vehicles, parts, leasehold improvements, accounts, inventory, chattel paper, contract rights, documents, instruments, choses in action, general intangibles, goodwill and intellectual property, of any kind or nature in which the Company has an interest now or in the future, and which are now existing or hereafter created or acquired, together with any and all additions, replacements, accessions and substitutions thereto or therefore, and any proceeds thereof; and

          (ii) All insurance, to the extent it represents proceeds, covering the properties described in Section 1(i) above against risk of fire, theft or any other physical damage or loss, now owned or hereafter acquired.

     2.  Locations of the Company and Collateral.  The principal office of the
         ---------------------------------------
Company is at the address shown in the preamble to this Security Agreement. All locations at which the Collateral will be kept or at which the Company does business are indicated on the Schedule A attached to and made a part of this
                              ----------
Security Agreement. The Company will notify PanLabs of any new or changed locations at which any of the Collateral is kept or the Company does business.

     If any of the Collateral is or will be a fixture, the Company will provide legal descriptions and the names of record owners of the premises to which the Collateral will be affixed sufficient for perfection of the security interests of PanLabs.

     3.  PanLabs's Lien.  Except for the Permitted Liens and the security
         --------------
interest granted hereby, the Company is the owner of the Collateral free from all liens, encumbrances, and security interests. The Company will not sell or transfer the Collateral or, except in the case of securing Purchase Money Indebtedness, any interest therein (including, without limitation, a security interest) without the prior written consent of PanLabs except for sales of inventory and collection of accounts in the ordinary course of business and prior to an Event of Default (as herein defined). The Company will defend the Collateral against the claims and demands of all persons, and will cause the immediate removal and termination of any levy, execution, judgment or other lien, or similar claim of third persons to the Collateral.

     4.  Perfection of Security Interest.  The Company will execute and deliver
         -------------------------------
to PanLabs such financing statements, security agreements, assignments (including without limitation assignments of specific accounts and chattel paper) as PanLabs or PanLabs's representatives may at any time or from time to time reasonably request.

     5.  Taxes.  The Company will pay promptly, when due, all taxes and
         -----
assessments upon the Collateral or its use or operation, or upon this Security Agreement.

     6.  Insurance.  The Company at all times will keep the Collateral fully
         ---------
insured with financially sound and reputable insurers, against such casualties and contingencies and of such types and in such amounts as is reasonable. In any event and without specific request by PanLabs, the Company will insure the Collateral against fire, including so-called extended coverage and theft. The Company will deliver certificates and policies evidencing the insurance coverage of the Collateral to PanLabs upon its reasonable requests.

     The Company will notify PanLabs in the event of any loss, damage, or other casualty affecting the Collateral. The Company hereby assigns to PanLabs any and all monies which may become due and payable under any policy insuring the Collateral, directs any such insurance company to make payments directly to PanLabs, and authorizes PanLabs to apply such monies in payment on account of the Liabilities, whether or not due, and to remit any surplus to the Company.

     7.  Protection of PanLabs's Interest.  Ten or more days after the day
         --------------------------------
PanLabs mails the Company notice, upon failure of the Company to: (i) remove liens or interests prohibited by Section 3 of this Security Agreement, (ii) pay taxes or assessments as required by Section 5 of this Security Agreement, or
(iii) provide evidence satisfactory to PanLabs of insurance as required by
Section 7 of this Security Agreement, PanLabs in its discretion may discharge any such liens or interests, pay taxes or assessments, and obtain insurance coverage on the Collateral. The Company agrees to reimburse PanLabs on demand for any and all expenditures so made, and until paid the amount thereof also shall be part of the Liabilities secured by the Collateral. PanLabs shall have no obligation to the Company to make any such expenditures nor shall the making thereof relieve any default hereunder.

     8.  Representations Regarding Collateral.  The Company represents and
         ------------------------------------
warrants to PanLabs, and so long as this Security Agreement remains in effect shall be deemed to continue to represent and warrant that: (i) the Collateral is genuine and what it purports to be; (ii) each account and chattel paper represents a bona fide transaction and is enforceable according to the contract underlying the account or the writings constituting the chattel paper; (iii) the amount shown on Company's books and on any invoice or statement delivered to PanLabs with respect to accounts, chattel paper, and appropriate general intangibles is correct and duly owing to the Company; (iv) no set-off or counterclaim to any account or chattel paper exists, and other discounts or deductions given in the ordinary course of business are fully disclosed on the books and records of the Company and on financial statements given to PanLabs; and (v) no agreement has been made with any person under which any deduction or discount may be claimed, except regular discounts allowed by the Company for prompt payments of accounts.

     9.  Events of Default.  The following events or conditions shall be an
         -----------------
"Event of Default" under this Security Agreement: (i) any failure to comply with any term of this Security Agreement and (ii) upon the occurrence of any Event of Default specified in the Note.

     10.  Remedies.  Upon the occurrence of an Event of Default,  PanLabs shall
          --------
have the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware as amended from time to time in any jurisdiction where enforcement of this Security Agreement is sought in addition to all other rights and remedies at law or in equity. Among other remedies, PanLabs may take immediate possession of the Collateral and for that purpose PanLabs may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and secure or remove the same therefrom. Upon request of the PanLabs, the Company will assemble and make the Collateral available to PanLabs, at a reasonable place and time designated by PanLabs. The Company's failure to take possession of any Collateral at any time and place reasonably specified by PanLabs in writing to the Company shall constitute an abandonment of such property by the Company and PanLabs shall have no liability or responsibility with respect to such property. The Company agrees that notice of the time and place of public sale of any of the Collateral or of the time after which any private sale thereof is to be made or of other disposition of the Collateral shall be deemed reasonable notice ten (10) days after such notice is deposited in the mail or otherwise delivered to Company at the address shown in the preamble of this Security Agreement.

     In addition to its other rights, PanLabs may but shall not be obligated to notify any parties which are obligated to pay the Company any Collateral or proceeds thereof, to make all payments directly to PanLabs. The Company authorizes such parties to make such payments directly to PanLabs and to rely on notice from PanLabs without further inquiry. PanLabs may demand and take all necessary or desirable steps to collect such Collateral in either PanLabs's or the Company's, name, with the right to enforce, compromise, settle, or discharge any of the foregoing. PanLabs may endorse the Company's name on any checks, commercial paper, instruments, and the like pertaining to the foregoing.

     PanLabs shall not be responsible to the Company for loss or damage resulting from PanLabs's failure to enforce or collect any Collateral or any monies due or to become due under any Liability of the Company to PanLabs. PanLabs shall have no obligation to take, and Company shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Collateral, whether or not in PanLabs's possession.

     After an Event of Default, the Company (i) will make no change in any account (or the contract underlying such account), chattel paper, or general intangible, and (ii) shall receive as the sole property of PanLabs and hold in trust for PanLabs all monies, checks, notes, drafts, and other property (collectively called "items of payment") representing the proceeds of any Collateral. After an Event of Default, PanLabs may but shall be under no obligation to: (a) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to PanLabs; (b) collect any or all accounts, chattel paper or general intangibles in the Company's name, apply any such collections against such Liabilities as PanLabs may select; (c) take control of any cash or non-cash proceeds of any item of the Collateral; (d) compromise, extend or renew any account, chattel paper, general intangible document, or deal with the same as PanLabs may deem advisable; and (e) make exchanges, substitutions or surrender of items compromising the Collateral.

     The rights of PanLabs are cumulative, and PanLabs may enforce its rights under this Security Agreement irrespective of any other collateral, guaranty, right, or remedy it may have. The exercise of all or a part of PanLabs's rights or remedies hereunder shall not prevent the PanLabs from exercising at the same or any other time any other right or remedy with respect to the Liabilities.
The Company authorizes PanLabs in its sole discretion to direct the order or manner of the disposition of the Collateral.

     From the proceeds realized from the Collateral PanLabs shall be entitled to retain all sums secured hereby as well as its reasonable expenses of collection including without limitation those of retaking, holding, safeguarding, accounting for, preparing for sale, selling, and reasonable attorneys' fees and legal expenses. If the proceeds realized from the Collateral are not sufficient to defray said expenses and to satisfy the balance due on the Liabilities, the Company shall remain liable for such expenses and any deficiency with respect to the Liabilities. Any payments or proceeds from realization on the Collateral may be applied to the Liabilities in whatever order or manner the PanLabs elects.

     11.  Continuing Agreement, Termination.  This is a continuing Agreement,
          ---------------------------------
and no notice of the creation or existence of the Liabilities, renewal, extension or modification thereof need be given to Company. This security interest shall continue in effect notwithstanding that from time to time no Liabilities may exist. This Security Agreement may be terminated only (i) by a written agreement of PanLabs, or (ii) upon written request of the Company at such time as the Liabilities have been satisfied in full.

     12.  No Waiver.  The Company agrees that no representation, promise, or
          ---------
agreement made by PanLabs, at, prior, or subsequent to the execution and delivery of this Security Agreement shall modify, alter, limit, or otherwise abridge the rights and remedies of PanLabs hereunder unless agreed by PanLabs in writing. None of the rights and remedies of PanLabs hereunder shall be modified, altered, limited, or otherwise abridged or waived by any representation, promise, or agreement hereafter made or by any course of conduct hereafter pursued by PanLabs. No delay or omission on the part of the PanLabs in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Security Agreement, and waiver of any right shall not be deemed waiver of any other right unless expressly agreed by PanLabs in writing.

     13.  Subordination.  Notwithstanding anything to the contrary contained
          -------------
herein, the security interest herein granted, and all rights and remedies of PanLabs and its successors and assigns hereunder or in connection with this Security Agreement, are and shall be subject and subordinate and junior to all Senior Indebtedness, any and all liens and security interests securing any Senior Indebtedness, and the rights and remedies of the holders of any Senior Indebtedness or of any collateral security or guarantees of any Senior Indebtedness, as provided in the Purchase Agreement and Note. In the case of Corestates Bank, N.A. ("Corestates"), the terms and conditions of subordination of the Senior Indebtedness to Corestates are set forth in the Subordination Agreement, dated March 16, 1998, by and among, the Company, the PanLabs and Corestates.

     14.  Governing Law.  This Security Agreement shall be shall be deemed to be
          -------------
a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     15.  Counterparts.  This Security Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  Titles and Subtitles.  The titles and subtitles used in this Security
          --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Security Agreement.

     17.  Notices.  Any notice required or permitted under this Security
          -------
Agreement shall be given in writing and shall be deemed effectively given upon
(a) personal delivery to the person to be notified (b) 7 days after deposit with a domestic Post Office, by registered mail, postage prepaid and addressed to the person to be notified at the address indicated for such person below, or at such other address as such person may designate by advance written notice to the other party or (c) confirmed transmission by electronic facsimile to the fax number specified for such person below or such other number as such person may designate by advance written notice to the other party.

     (1)  If to the Company, to:                        With a copy to:

          Chrysalis International Corporation           Jones, Day, Reavis & Pogue
          575 Route 28                                  North Point, 901 Lakeside Avenue
          Raritan, New Jersey 08869                     Cleveland, Ohio 44114
          Fax: (908) 722-6677                           Fax: (216) 579-0212
          Attention:  John Cooper                       Attention:  Thomas C. Daniels, Esq.

     (2)  If to the Purchaser, to:                      With a copy to:

          PanLabs International, Inc.                   Harris Beach & Wilcox, LLP
          c/o MDS Inc.                                  130 East Main Street
          100 International Boulevard                   Rochester, New York 14604
          Etobicoke, Ontario, Canada M9W 6J6
          Fax: (416) 675-4095                           Fax: (716) 232-6925
          Attention:  Vice President, Legal Affairs     Attention:  Thomas E. Willett, Esq.

     18.  Entire Agreement.  This Security Agreement, together with the Note and
          -----------------
the Purchase Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

     19.  Severability.  If one or more provisions of this Security Agreement
          ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Security Agreement and the balance of this Security Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its term.

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be executed by a duly authorized representative as of the date and year first above written.

                              CHRYSALIS INTERNATIONAL CORPORATION

                              By:/s/ John G. Cooper
                                 ____________________________________

                              Name:  John G. Cooper
                                   _________________________________

                              Title: Senior Vice President & Chief
                                     Financial Officer
                                    ___________________________________

Accepted and acknowledged as of
the 16th day of March, 1998 by

PANLABS INTERNATIONAL, INC.

By:/s/ Peter E. Brent
   ______________________________

Name:  Peter E. Brent
     ___________________________

Title: Director & Assistant Secretary
      ______________________________